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                                                                       EXHIBIT 5


                      Nixon, Hargrave, Devans & Doyle LLP
                        Attorneys and Counsellors at Law
                                 Clinton Square
                              Post Office Box 1051
                        Rochester, New York 14603-1051
                                 (716) 263-1000
                              FAX: (716) 263-1600


                                December 3, 1997



Gleason Corporation
1000 University Avenue
Rochester, New York  14692

          Re:  Registration Statements on Form S-3,
               Registration Nos. 333-37083 and 333-37085

Gentlemen:

          We have acted as counsel to Gleason Corporation, a Delaware corporation (the "Company"), in connection with two Registration Statements on Form S-3, as amended (the "Registration Statements"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act), to register an aggregate of 1,800,000 shares of Common Stock of the Company, $1.00 par value per share (the "Common Stock"). This opinion is being delivered to you in connection with the Registration Statements.

          In connection with the foregoing, we have examined the Registration Statements and the Preliminary Prospectus contained in the Registration Statements (the "Preliminary Prospectus"). We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents, and have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinion expressed below.

          In rendering the following opinion, we have assumed, without investigation, the authenticity of all documents or other instruments submitted to us as originals, the conformity to the originals of all documents or other instruments submitted to us as copies, the genuineness of all signatures on such originals or copies, and the legal capacity at the time of execution thereof of natural persons who executed any such document or instrument.
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Gleason Corporation
December 3, 1997
Page 2

We have also assumed, as contemplated by footnote (2) to the table set forth under the caption "Capitalization" in the Preliminary Prospectus, that the shares of Common Stock registered for sale by the Company are shares presently held by the Company as treasury shares.

          Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that the shares of Common Stock registered pursuant to the Registration Statements are duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statements and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus contained in the Registration Statements. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

          This opinion is intended for your benefit in connection with the transactions described above and, except as provided in the immediately preceding paragraph, may not be otherwise communicated to, reproduced, filed publicly or relied upon by, any other person or entity for any other purpose without our express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

          Julian W. Atwater, whose professional corporation is a partner in our firm, is a director of the Company and owns 5,000 shares of Common Stock, options to purchase 24,000 shares of Common Stock and 2,295 hypothetical shares granted under the Company's Plan for the Deferral of Directors' Fees.


                                   Very truly yours,